Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statements on Form S-3 (File Nos. 333-193316 and 333-198232) and on Form S-8 (File Nos. 333-153098, 333-168589, 333-168590 and 333-181380) of Ur-Energy Inc., of our report dated March 3,  2017 relating to the financial statements and the effectiveness of internal control over financial reporting of Ur-Energy Inc., which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, BC
March 3, 2017